                                                                     EXHIBIT 4.7

                CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST
                                       OF
                             CNA FINANCIAL CAPITAL I

1.)      The name of the statutory trust (the "Trust") is:

                             CNA Financial Capital I

2.)      Article 2 of the Certificate of Trust of the Trust is hereby amended to read in its entirety as follows:

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Bank USA, National Association, Attn: Worldwide Securities Services, 500 Stanton Christiana Road, 3/Ops 4, Newark, Delaware 19713.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Trust of the Trust this 11th day of August, 2005.



                                           CHASE BANK USA, NATIONAL ASSOCIATION,
                                           not in its individual capacity but
                                           solely as Trustee


                                           By: /s/ John J. Cashin
                                               ---------------------------------
                                               Name:  John J. Cashin
                                               Title:  Vice President